Exhibit 10.4

          AMENDMENT NO. 3 TO THE PLM INTERNATIONAL, INC.
                  EMPLOYEE STOCK OWNERSHIP PLAN

     Section 14(b) of the Plan is hereby amended to read in its entirety as follows:

     "(b) The Trustee shall exercise its independent discretion in determining whether to vote the aggregate of all unallocated shares of Stock (including, without limitation, all unallocated Financed Stock held in the Loan Suspense Account) held in the Trust on each issue to be voted upon in the same proportions as the shares of Stock allocated to the Members' Accounts are voted pursuant to the Members' instructions as provided in Section 14.4(a)."